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                                                  Exhibit (23)
                                                  Commonwealth Edison Company
                                                  Form 8-K/A-1  File No. 1-1839



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


  As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 18, 1994, on Commonwealth Edison Company and subsidiary companies' consolidated financial statements as of and for the year ended December 31, 1993, included as an Exhibit to this Form 8-K/A-1 Current Report of Commonwealth Edison Company dated January 28, 1994, into Commonwealth Edison Company's previously filed prospectuses as follows: (1) prospectus dated June 1, 1988, constituting part of Form S-8 Registration Statement File No. 2-76921 (relating to the Company's Employe Stock Purchase Plan); (2) prospectus dated August 1, 1992, constituting part of Form S-8 Registration Statement File Nos. 2-81592 and 33-5061, as amended (relating to the Company's Employe Savings and Investment Plan); (3) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (4) prospectus dated February 14, 1991, constituting part of Form S-3 Registration Statement File No. 33-38233 (relating to the Company's Debt Securities and Cumulative Preference Stock); (5) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock); and (6) prospectus constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of CECo Holding Company). We also consent to the application of our report to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the years ended December 31, 1993, 1992 and 1991 appearing on page 22 of Exhibit 99 of this Form 8-K/A-1.



                                                     ARTHUR ANDERSEN & CO.


Chicago, Illinois

March 18, 1994